UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

THE KEYW HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400

Hanover, Maryland 21076

(Address of principal executive offices) (Zip Code)

(443) 733-1600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of The KEYW Holding Corporation (“KEYW” or the “Company”) was held on May 18, 2016. Of the 39,881,064 shares of common stock eligible to vote at the Annual Meeting, 36,814,809 shares were represented in person or by proxy, representing approximately 92.31% of the outstanding shares. At the Meeting, the stockholders voted on the following four proposals and cast their votes as follows:

1.	Election of Directors – to serve until the next Annual Meeting and until their successors are duly elected and qualified.

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Deborah Bonanni	30,100,047	186,400	54,298	6,474,064
William Campbell	29,875,354	274,097	191,294	6,474,064
John Hannon	29,882,097	413,595	45,053	6,474,064
Chris Inglis	30,230,218	65,162	45,365	6,474,064
Kenneth Minihan	30,066,359	198,167	76,219	6,474,064
Arthur Money	29,891,439	405,337	43,969	6,474,064
Caroline Pisano	30,049,647	241,045	50,053	6,474,064
Mark Sopp	30,087,617	206,175	46,953	6,474,064
William Weber	30,225,998	69,288	45,459	6,474,064

2.	Ratification of the Appointment of Grant Thornton, LLP as Independent Registered Public Accounting Firm for Fiscal Year Ending December 31, 2016.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
36,727,957	45,291	41,561	0

3. Approval of a one-time Stock Option Exchange Program for eligible employees.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
25,270,650	5,009,713	60,382	6,474,064

4.	Approval, on a Non-Binding Advisory Basis, the Compensation of the Company’s Named Executive Officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,001,376	6,298,481	40,888	6,474,064

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Philip L. Calamia
DATE: May 19, 2016	Philip L. Calamia
Chief Financial Officer